UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

TWITTER, INC.

(Name of Registrant as Specified In Its Charter)

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April 29, 2021

Dear Fellow Stockholder:

We have previously sent to you proxy materials for the Twitter, Inc. Annual Meeting of Stockholders to be held on May 27, 2021. To date, we have not received your proxy. Your Board of Directors unanimously recommends that you vote FOR all of the nominees for director in Proposal 1, FOR Proposals 2, 4 and 5, ONE YEAR on Proposal 3 and AGAINST Proposals 6 and 7.

Since Proposal 5 requires approval by the affirmative vote of at least 80% of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Approval of Proposal 5 would mean that at each annual meeting of stockholders after 2021, the directors standing for election, if elected, would serve for one-year, rather than three-year, terms.

To ensure that your shares are represented at the meeting, please vote TODAY by telephone or via the Internet—electronic voting is quick and easy!

Thank you for your support,

Jack Dorsey

Chief Executive Officer and Director

REMEMBER:

You can vote your shares by telephone or via the Internet.

Please follow the easy instructions in the accompanying email.

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

1 (877) 750-8338 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (From other countries)